Exhibit 2.6


                                                                EXECUTION COPY



                                            REGISTRATION RIGHTS AGREEMENT
                                    dated as of January 31, 2003, among
                                    Beverage Associates (BAC) Corp., a British
                                    Virgin Islands corporation ("BAC")and
                                    Companhia de Bebidas das Americas-AmBev, a Brazilian corporation (the "Company").

                                R E C I T A L S

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement dated as of May 1, 2002, by and among the Company and BAC (the "Purchase Agreement"), BAC and the Company have agreed, among other things, to provide for the future exchange (the "Exchange") of certain shares of Quilmes Industrial (Quinsa) Societe Anonyme for shares of the Company (the "Company Exchange Shares");

     WHEREAS, the Company has agreed to grant BAC and the Holders (as hereinafter defined) certain registration rights with respect to the Company Exchange Shares or American Depositary Shares representing common or preferred shares of the Company (collectively, the "Company Exchange Shares"); and

     WHEREAS, the Company and BAC desire to define the registration rights of BAC and the Holders on the terms and subject to the conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

     As used in this Agreement, the following terms have the meanings set forth below:

     "Commission" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act;

     "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended;

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                                                                             2


     "Family Member" means any Member and any affiliate thereof;

     "Holder" shall mean BAC or any Member or Family Member who holds Registrable Securities;

     "Member" means the ultimate beneficial owners of the shares of BAC on the date of the Purchase Agreement;

     "Person" shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

     "register", "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

     "Registrable Securities" shall mean (a) Company Exchange Shares acquired by any Holder pursuant to the Exchange and (b) any common or preferred shares of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Company Exchange Shares;

     "Registration Expenses" shall mean all expenses incurred by the Company in connection with any registration pursuant to Section 2.01, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration;

     "Securities Act" shall mean the United States Securities Act of 1933, as amended; and

     "Selling Expenses" shall mean all underwriting discounts, income or transfer taxes if any, and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for BAC, the Holders and the Company.
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                                                                             3


                                  ARTICLE II

                              Registration Rights
                              -------------------

     SECTION 2.01. Request for Registration. On any date after the date on which the Company Exchange Shares have been issued to BAC but not later than the fifth anniversary thereof, if the Company shall receive from BAC a written request that the Company effect any registration with respect to the Registrable Securities owned by the Holders (which request shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition thereof), the Company will as soon as practicable, use all reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Agreement:

          (a) During the period between March 1 and June 30 of each year, to the extent that the Company has not filed the periodic reports required to be filed before June 30 of each year pursuant to Section 12 or 15(d) of the Exchange Act;

          (b) If the Company has previously effected a registration at the request of BAC within 180 days prior to BAC's request for registration pursuant to this Section 2.01;

          (c) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

          (d) After the Company has effected three (3) such registrations on behalf of the Holders (the "Registrations"), pursuant to this Agreement and, subject

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to the provisions below, such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; provided that any requested registration commenced that is subsequently withdrawn at the request of BAC (unless such withdrawal is due to adverse market conditions) shall count towards the Registrations; provided further that any registrations effected pursuant to Section 2.05 below shall not count towards the Registrations;

          (e) If the Registrable Securities requested by BAC to be registered pursuant to such request do not represent at least 25% of the total Registrable Securities held by the Holders as of the date of this Agreement;

          (f) If at any time (i) while a registration statement relating to a registration is effective, the Company provides written notice to BAC that the Company has determined, in its reasonable business judgment, that it would be materially disadvantageous to the Company (because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with or otherwise adversely affect in any material respect any acquisition, financing, corporate reorganization or other material transaction or event, circumstance or development involving the Company (a "Disadvantageous Condition")) for sales of Registrable Securities under such registration statement to be permitted, the Company may on one occasion during any six-month period refrain from maintaining current the prospectus contained in such registration statement for a reasonable period of time specified in such notice or until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to BAC) but in no event for more than 90 days; and (ii) the Company provides written notice to BAC that the Company has determined, in its reasonable business judgment, that it would be materially disadvantageous to the Company (because of a Disadvantageous Condition) for such a registration statement to be maintained effective, or to be filed or to become effective, and setting forth in general terms the reasons for such determination, the Company shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement to be terminated, or, in the event no registration statement has been filed, the Company shall be

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                                                                             5


entitled to not file such registration statement, for a reasonable period of time specified in the notice of the Disadvantageous Condition or until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to BAC) but in no event for more than 90 days.

          Upon receipt by BAC of any notice from the Company of a Disadvantageous Condition, the Holders shall immediately discontinue use of the prospectus and any prospectus supplement under such registration statement and shall suspend sales of Registrable Securities for the period of time specified in the notice of the Disadvantageous Condition or until such Disadvantageous Condition no longer exists but in no event for more than 90 days. Furthermore, if so directed by the Company by such notice, the Holders will deliver to the Company all copies then in its possession of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice. In the event that the Company makes an election under this Section 2.01, the Holders agree to keep confidential the fact of such election and any information provided by the Company in connection therewith. In the event any registration statement in respect of a registration requested by BAC pursuant to Section 2.01(f) is withdrawn or the effectiveness of such registration statement is terminated, or a registration statement is not filed in respect of such request, in each case pursuant to this Section 2.01(f), then BAC shall have the right to withdraw its request for such registration at any time following receipt of any notice from the Company of a Disadvantageous Condition, and, if the BAC so withdraws its request, the Holders shall be deemed not to have used one their rights to request a registration under this Agreement and shall continue to have such right.

     SECTION 2.02. Other Shareholders. The registration statement filed pursuant to the request of BAC may, subject to the provisions of Section 2.05 below, include other securities of the Company that are not Registrable Securities which are held by Persons who, by virtue of agreements with the Company or otherwise, are entitled to include their securities in any such registration ("Other Shareholders").

     SECTION 2.03. Underwriting. If the Holders intend to distribute the Registrable Securities by means of an

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                                                                             6


underwriting, BAC shall so advise the Company as a part of its request made pursuant to Section 2.01. If Other Shareholders request to include other securities of the Company as part of the registration, BAC shall offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2.05. BAC and the Company shall (together with all Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by BAC and reasonably acceptable to the Company.

     Notwithstanding any other provision of this Article II, if such representative advises BAC in writing that marketing factors (including pricing) require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Shareholders shall first be excluded from such registration to the extent so required by such limitation, before any Registrable Securities are excluded. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and BAC. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     SECTION 2.04. Form S-3 or Form F-3. Notwithstanding anything to the contrary in Section 2.01, so long as the Company qualifies for registration on Form S-3 or F-3 for secondary sales, any request for registration by BAC shall be a request for registration on Form S-3 or F-3, and shall be subject to the conditions and limitations set forth in Section 2.01.

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                                                                             7


     SECTION 2.05. Company Registration. (a) Inclusion in Registration. If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Shareholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(i) promptly give BAC a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request made by BAC within fifteen (15) days after receipt of the written notice from the Company described in Section 2.05(a)(i) above, except as set forth in
     Section 2.05(b)(ii) below. Such written request may specify all or a part of the Holders' respective Registrable Securities.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise BAC as a part of the written notice given pursuant to
Section 2.05(b)(i). In such event, the right of each of the Holders to registration pursuant to this Section 2.05 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this
Section 2.05, if such representative determines that marketing factors (including pricing) require a limitation on the number of shares to be

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                                                                             8


underwritten, the representative may (subject to the limitations and the allocation priority set forth below) limit the number of Registrable Securities to be included in, or exclude the Registrable Securities from, the registration and underwriting. The Company shall immediately advise all holders of securities of the Company requesting registration of such limitation or exclusion. In the case of a limitation, the number of shares of such securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Shareholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by each such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          SECTION 2.06. No Assignment. The registration rights set forth in this Article II may not be assigned, in whole or in part, to any transferee of Registrable Securities, other than a Member or a Family Member.

          SECTION 2.07. Expenses of Registration. All Registration Expenses and Selling Expenses incurred in connection with any registration, qualification or compliance pursuant to this Article II shall be borne by BAC; provided that in connection with any registration pursuant to Section 2.05, the Company shall be responsible for the Registration Expenses incurred in connection with any such registration and BAC shall be responsible for the Holders' proportionate share of the Selling Expenses.

          SECTION 2.08. Registration Procedures. In the case of each registration effected by the Company pursuant to

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                                                                             9


Article II, the Company will keep BAC advised in writing as to the initiation of each registration and as to the completion thereof. At BAC's expense, the Company will:

          (a) keep such registration effective for a period of one hundred twenty (120) days or until BAC has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period during which BAC is prohibited from selling any securities included in such registration as a result of a Disadvantageous Condition; and
(ii) in the case of any registration of Registrable Securities on Form S-3 or F-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which includes any prospectus required by Section 10(a) of the Securities Act or reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of such information included in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act;

          (b) furnish such number of prospectuses and other documents incident thereto as BAC from time to time may reasonably request;

          (c) notify BAC at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (d) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold

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                                                                            10


through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed and reasonably satisfactory to the underwriters, if any, and to BAC and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed and reasonably satisfactory to the underwriters, if any, and if permitted by applicable accounting standards, to BAC.

     SECTION 2.09. Indemnification.

          (a) The Company will indemnify BAC and each Holder, each of its officers and directors, and each person controlling BAC or such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to each registration which has been effected pursuant to this Article II, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration under which the Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse BAC and each Holder, each of its officers, directors and partners, and each person controlling BAC or such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as incurred) in connection with investigating and defending any such claim, loss,

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damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by BAC, any Holder or any underwriter and stated to be specifically for use therein.

          (b) BAC and each Holder will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each Other Shareholder and each of their officers and directors, and each person controlling such Other Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration under which the Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof made by BAC or such Holder in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by BAC or such Holder therein not misleading, and will reimburse the Company and such Other Shareholders, directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by BAC or such Holder and stated to be specifically for use therein.

          (c) Each party entitled to indemnification under this Section 2.09 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim as to

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which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.09 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 2.09 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or

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                                                                            13


alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

          (f) The foregoing indemnity agreement of the Company, BAC and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter, BAC or any Holder if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

     SECTION 2.10. Information by BAC and the Holders. BAC and the Holders shall furnish to the Company such information regarding BAC and the Holders and the distribution proposed by BAC and the Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article II.

     SECTION 2.11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

          (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144");

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                                                                            14


          (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) so long as BAC or any Holder owns any Registrable Securities, furnish to BAC or such Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as BAC or such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

     SECTION 2.12. Termination. The registration rights set forth in this
Article II shall not be available to any Holder if all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144.


                                 ARTICLE III

                              General Provisions
                              ------------------

     SECTION 3.01. Assignment. Subject to Section 2.06, this Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including, in the case of the Holders, by operation of law in connection with a merger or consolidation of any Holder) without the prior written consent of the other party hereto.

     SECTION 3.02. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     SECTION 3.03. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment

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                                                                            15


of such expenses is in addition to any other relief to which such other party may be entitled.

     SECTION 3.04. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by fax or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or fax, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                           (a) if to the Company,

                           Companhia de Bebidas das Americas - AmBev
                           Rua Dr. Renato Paes de Barros, n(0)1.017, 3(0) andar cjs. 31 e 32
                           04530-000 Sao Paulo, SP
                           Brazil

                           Attention: Felipe Dutra

     with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, New York  10019

                           Attention: David Mercado; and

                           (b) if to BAC or any Holder,

                           Societe International de Finance
                           Lowenstrasse
                           Zurich, Switzerland 19 CH-8001

                           Attention: Giovanni Pasqualotti
     with a copy to:

                           Paul Weiss Rifkind Wharton & Garrison LLP
                           Alder Castle
                           10 Noble Street
                           London EC2V 7JU
                           United Kingdom

                           Attention: Mark Bergman

     with a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York 10017

                           Attention: Diane Kerr.

     SECTION 3.05. Interpretation; Exhibits and Schedules; Certain Definitions. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning as defined in the Purchase Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. SECTION 3.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Agreement delivered by fax shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

     SECTION 3.07. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

     SECTION 3.08. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

     SECTION 3.09. Arbitration.

          (a) Any and all differences, controversies and disputes of any nature whatsoever arising out of or relating to this Agreement, including without limitation any dispute relating to its validity, interpretation, performance or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The arbitration proceedings shall be conducted in the English language and the seat of the arbitration shall be New York City (United States of America). The arbitrators appointed in connection herewith shall be knowledgeable in the laws of the State of New York and fluent in the English language.

          (b) All submissions and awards in relation to arbitration under this Agreement shall be made in English, and all arbitration proceedings and all pleadings shall be in English. Witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). Original documents in a language other than English shall be submitted as evidence in English translation accompanied by the original or true copy thereof.

          (c) The procedural rules governing arbitration hereunder shall be established by the arbitrators; provided that (i) each party may call upon the other party to supply the arbitrators with documents in such other party's control relevant to the dispute; (ii) each party shall be entitled to present the oral testimony of witnesses as to fact and expert witnesses; (iii) each party shall be entitled to question directly any witnesses who present testimony to the arbitrators; and (iv) at the request of any party, a written transcript in English shall be made of each hearing before the arbitrators and shall be furnished to the parties. The arbitrators may, at the request of any party, order provisional or conservatory measures.

          (d) Each party participating in such arbitration shall pay its own legal fees and expenses incurred in connection with the arbitration and the expense of any witness produced by it. The cost of any stenographic record and all transcripts thereof shall be pro-rated equally among all parties ordering copies and shall be paid by the parties directly to the reporting agency. All other expenses of the arbitration, including required traveling and other expenses and fees of the arbitrators and the expenses of any witness or the cost of any proof produced at the request of the arbitrators, shall be borne as determined by the arbitrators.

          (e) Any award shall be final and not subject to appeal and the parties waive all rights to challenge to any award of the arbitrators under this Section 3.09. Any award may be entered or presented by any of the parties for enforcement in any court of competent jurisdiction sitting in New York, New York, and the parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of any award. Each party further agrees that service of any process, summons, notice or document in the manner provided for notices in Section 3.04 shall be effective service for purposes of any such enforcement action.

     SECTION 3.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.


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                                                                            19


     IN WITNESS WHEREOF, BAC and the Company have duly executed this Agreement as of the date first written above.

                                         BEVERAGE ASSOCIATES (BAC) CORP.,

                                         by /s/ C. Baillet
                                            -----------------------------------
                                            Name:
                                            Title:



                                         COMPANHIA DE BEBIDAS DAS
                                         AMERICAS-AMBEV,

                                         by /s/ Marcel Herrmann Telles
                                            -----------------------------------
                                            Name:
                                            Title:


                                         by /s/ Luis Felipe Pereira Dutra Leite
                                            -----------------------------------
                                            Name:
                                            Title: